UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 2, 2021

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number			IRS Employer Identification Number
001-3034	XCEL ENERGY INC.			41-0448030
(a Minnesota corporation)
414 Nicollet Mall
	Minneapolis	Minnesota	55401
	(612)	330-5500

001-03140	NORTHER STATES POWER COMPANY			39-0508315
(a Wisconsin corporation)
1414 West Hamilton Avenue
	Eau Claire	Wisconsin	54701
	(715)	839-2625

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On July 2, 2021, Northern States Power Company, a Wisconsin corporation (NSP-Wisconsin), and a wholly owned subsidiary of Xcel Energy Inc., filed an application with the Public Service Commission of Wisconsin (PSCW) seeking approval of a rate case settlement with various intervenors for 2022-2023.

The settlement agreement increases electric base rates by $35 million (4.9%) for 2022 and an incremental $18 million increase (2.5%) for 2023. For the natural gas utility, base rates increase by $10 million (8.4%) for 2022, and an incremental $3.0 million (2.3%) increase for 2023.

Electric base rate increases are attributable to significant capital investments in renewable energy, and other generation, transmission and distribution system infrastructure planned for 2021-2023. In addition, NSP-Wisconsin is making considerable natural gas distribution investments to ensure safe and reliable service.

Key elements of the settlement include:

•Return on equity (ROE) of 9.80% for 2022 and 10.00% for 2023.
•Equity ratio of 52.5% for both 2022 and 2023.
•Returning $9 million in net regulatory liability to offset customer impacts in 2023.
•Deferral of certain pension and other post-employment benefit expense in 2021 through 2023.
•Address COVID-19 deferral recovery in the next rate case proceeding.
•Deferral of potential changes in tax expenses due to changes in federal or state tax law in 2021 through 2023.
•Earnings sharing mechanism for 2022 and 2023, which would return to customers 50% of earnings between 50 to 75 basis points over authorized ROE and 100% of earnings equal to or in excess of 75 basis points over authorized ROE.

A PSCW decision is anticipated in the fourth quarter of 2021.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Such forward-looking statements, including our expectations regarding net rate increases to consumers and regarding the regulatory proceedings, as well as assumptions and other statements are intended to be identified in this document by the words "anticipate," “believe,” “could,” “estimate,” “expect,” "intend," "may," "objective," "outlook," "plan," "project," "possible," “potential,” "should," "will," "would," and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information. The following factors, in addition to those discussed in Xcel Energy's and NSP-Wisconsin's Annual Report on Form 10-K for the year ended Dec. 31, 2020, and subsequent filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: uncertainty around the impacts and duration of the COVID-19 pandemic; operational safety, including our nuclear generation facilities; successful long-term operational planning; commodity risks associated with energy markets and production; rising energy prices and fuel costs; qualified employee work force and third-party contractor factors; ability to recover costs, changes in regulation and subsidiaries’ ability to recover costs from customers; reductions in our credit ratings and the cost of maintaining certain contractual relationships; general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries to obtain financing on favorable terms; availability or cost of capital; our customers’ and counterparties’ ability to pay their debts to us; assumptions and costs relating to funding our employee benefit plans and health care benefits; our subsidiaries’ ability to make dividend payments; tax laws; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; seasonal weather patterns; changes in environmental laws and regulations; climate change and other weather; natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes; and costs of potential regulatory penalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 2, 2021	Xcel Energy Inc. (a Minnesota corporation)
Northern States Power Company (a Wisconsin corporation)

/s/ BRIAN J. VAN ABEL
Brian J. Van Abel
Executive Vice President, Chief Financial Officer